Exhibit 10.1 MASTER LOAN AND SECURITY AGREEMENT

This MASTER LOAN AND SECURITY AGREEMENT (this “Master Agreement”) is dated as of September 29, 2022, and is by and between Clarus Capital Funding I, LLC, with offices located at 101 FEDERAL STREET, SUITE 1101, BOSTON, MA 02110 (together with its successors and assigns, “Lender”) and UNION ELECTRIC STEEL CORPORATION, a Pennsylvania corporation with offices located at 726 Bell Avenue, Suite 301, Carnegie, PA 15106, and has the following state-issued organizational ID#: 25-0847900 (“Borrower”). The parties hereto for good and valuable consideration and intending to be legally bound hereby agree as follows:

1. MASTER AGREEMENT; THE LOANS. This Master Agreement (which shall become binding, as of the date first written above, on Borrower upon its execution hereof and on Lender upon its execution hereof at its corporate offices) provides the terms and conditions that the parties intend to apply to various secured loan transactions entered into between Borrower and Lender, each in its sole discretion (each a “Term Loan”). Borrower’s obligation to repay each Term Loan shall be evidenced by a term note which references and incorporates this Master Agreement (each a “Term Note”) in form and substance acceptable to Lender. Borrower shall repay each Term Loan according to the terms and conditions of the related Term Note. The terms and conditions set forth in this Master Agreement shall be deemed to be incorporated by reference into, and form a part of, each Term Note executed by the parties which references this Master Agreement and each Term Note shall be deemed to be a separate and distinct transaction. In the event of any conflict or inconsistency between the terms and conditions of this Master Agreement and a Term Note, the terms and conditions of the Term Note shall control and govern. This Master Agreement is not a legal commitment to enter into any Term Note or other Loan Document (as defined below). After acceptance of any Term Note or execution or acceptance of any other Loan Document, Lender’s funding of such Term Loan shall be conditioned upon the following: (i) no Event of Default (as defined in Section 6 below), or event that with the giving of notice or passage of time, or both, would constitute an Event of Default, having occurred and remaining uncured hereunder, (ii) Lender’s receipt of all documentation deemed necessary or desirable by Lender, including but not limited to this Master Agreement, the Term Note, any guaranty executed for the benefit of Lender by any guarantor of Borrower’s obligations (each a “Guaranty” and a “Guarantor”, respectively), any and all requested “know your customer” documentation, and any and all Uniform Commercial Code (“UCC”) financing statements (all such documentation for all transactions being hereinafter referred to, collectively, with any other agreement, instrument or writing executed or delivered in connection with the foregoing, as the “Loan Documents”); and (iii) all representations and warranties provided by Borrower, any Guarantor, and any other obligor in favor of Lender with respect to such Term Loan being true and correct on and as of the date Lender advances any proceeds thereof (or to the extent such representations and warranties expressly relate to an earlier date, such representations and warranties being true and correct as of such earlier date). IN THE EVENT THAT THE PRINCIPAL AMOUNT OF ANY TERM LOAN ACTUALLY ADVANCED BY LENDER FOR ANY REASON EXCEEDS OR IS LESS THAN THE AMOUNT SET FORTH IN THE CORRESPONDING TERM NOTE, BORROWER AUTHORIZES LENDER TO ADJUST THE PRINCIPAL AMOUNT OF THE TERM NOTE AND THE MONTHLY PAYMENTS THEREUNDER BY UP TO TEN PERCENT AND LENDER SHALL NOTIFY BORROWER OF ANY SUCH ADJUSTMENT.

2. COLLATERAL. To secure the prompt repayment of all Term Loans and all other obligations and amounts due in connection with all Term Notes (the “Payments”) and all other obligations of Borrower to Lender, whether now existing or hereafter arising (collectively, the “Indebtedness”), Borrower grants to Lender a security interest in all right, title and interest of Borrower, whether now existing or hereafter acquired or arising, in and to the following (hereinafter, the “Collateral”): (a) all of the Goods (as defined in the UCC, “Goods”) or other property described in each Term Note as “collateral” or otherwise; (b) all additions, accessories, accessions, attachments, substitutions, renewals, replacements and improvements to the property described in subsection (a); and (c) all proceeds of the foregoing, including proceeds in the form of Goods, Accounts, Chattel Paper, documents, Instruments, General Intangibles, Investment Property, Deposit Accounts, Letter of Credit Rights, Supporting Obligations, and insurance (as such terms are defined in the UCC). Until all Indebtedness has been paid in full, Lender’s security interest in the Collateral shall remain in full force and effect. Borrower covenants to keep the Collateral free and clear of all liens and encumbrances, except for Lender’s security interest therein. Borrower authorizes Lender to insert and/or correct serial numbers, vehicle identification numbers and any other relevant information which identifies the Collateral when such information becomes available to Lender. Borrower shall provide Lender with a revised schedule to the Term Note or other documentation acceptable to Lender in the event of any changes to, or corrections in the description of, the Collateral. Borrower hereby covenants and agrees that: (i) any and all letters of credit provided by any vendor or supplier of Goods and or other items of Collateral the purchase price for which Lender has paid or reimbursed Borrower any portion thereof (each a “Letter of Credit”) shall constitute Supporting Obligations, and all of Borrower’s rights and remedies under, and the proceeds of, each Letter of credit shall constitute Collateral hereunder; (ii) Borrower shall provide Lender with a true, correct and complete copy of each Letter of Credit; (iii) Borrower shall not pledge, assign or otherwise transfer any right, title or interest in any Letter of Credit so long as any portion of the Indebtedness remains unsatisfied; (iv) upon the occurrence of an Event of Default or if Borrower suffers a material adverse change in Borrower’s financial condition, operations or ownership, as reasonably determined by Lender, upon Lender’s request Borrower shall provide Lender with the sole original of each Letter of Credit; and (v) provide Lender with prior written notice of Borrower’s intention to draw upon a Letter of Credit and cause the proceeds of any such draw to be used for the payment of amounts under the applicable Progress Payment Addendum to the Master Agreement and/or Term Note.

3. TERM AND PAYMENT. Each Term Note shall become binding on Borrower upon its execution thereof and on Lender upon its acceptance thereof at its corporate offices, as evidenced solely by Lender’s advance of funds thereunder. The term of each Term Note will be 84 months in arrears fully amortizing and shall commence on the date Lender first disburses all or a portion of the loan proceeds under such Term Note and shall continue until all obligations of Borrower under such Term Note have been paid and performed in full. Borrower shall pay principal and interest installments under each Term Note in the amounts and at the times as more fully set forth therein, and each such Term Loan shall bear interest on the outstanding principal amount thereof in accordance with the terms of the applicable Term Note. (such non-default interest rate to be calculated by Lender as like-term swap rate, as reported in ICE Benchmark or such other information service available to Lender for the week ending immediately prior to the Term Note Commencement Date, as defined in the applicable Term Note, plus 4.50%). UPON AUTHORIZATION TO DISBURSE ALL OR A PORTION OF THE LOAN PROCEEDS OF ANY TERM NOTE, BORROWER IRREVOCABLY AUTHORIZES LENDER TO INSERT THE CORRECT PAYMENT DUE DATES IN THE APPLICABLE TERM NOTE AND TO COMPLETE OR AMEND ALL DOCUMENTS RELATED TO SUCH TERM NOTE TO REFLECT THE CORRECT DUE DATES OF ALL PAYMENTS THEREUNDER. Borrower’s obligation to make the Payments shall be noncancellable, absolute and unconditional and is not subject to any abatement, set-off, defense or counterclaim for any reason whatsoever. EXCEPT AS OTHERWISE PROVIDED IN A TERM NOTE OR BELOW, BORROWER MAY NOT ELECT TO PREPAY ANY PORTION OF A TERM NOTE WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER. All Payments shall be made to Lender at its address specified above (or such other place as Lender may direct in writing) without notice or demand therefor. Whenever any Payment is not made by Borrower when due, Borrower agrees to pay to Lender a late fee equal to the lesser of five percent (5%) of such delayed Payment or the maximum amount permitted by law, and if such past due Payment remains unpaid thirty (30) days after its due date, the past due amount shall accrue late interest at the lesser of one and one half percent (1.5%) per month or the maximum rate permitted by law from the date of default until paid in full. Such amount shall be payable in addition to all amounts payable by Borrower as a result of exercise of any of the remedies provided herein. Unless otherwise applied by Lender at Lender’s sole discretion, all amounts received under the Loan Documents will be applied, first, to accrued late charges, fees and other costs and expenses due and owing, second, to accrued interest and, third, to unpaid principal.

Provided no Event of Default has occurred and remains uncured, Borrower may prepay all but not less than all of the obligations due under any Term Note as of the Payment Date for any Payment. Borrower shall give Lender not less than thirty (30) days’ prior written notice of its intent to prepay a Term Note. In the event of a prepayment, Borrower shall pay to Lender a sum equal to all unpaid principal, accrued interest, late charges and all other amounts due under the Term Note and the Master Agreement as of the date of prepayment (collectively, the “Current Balance”). In consideration of such prepayment right, and as compensation to Lender for the loss of the benefit of its bargain, in addition to the Current Balance, Borrower shall also pay to Lender a fee equal to (i) four percent (4.0%) of the total principal amount prepaid if such prepayment occurs on or after the Payment Date for the twenty-fourth (24th) Payment but prior to the Payment Date for the thirty-sixth (36th) Payment, (ii) three percent (3.0%) of the total principal amount prepaid if such prepayment occurs on or after the Payment Date for the thirty-sixth (36th) Payment but prior to the Payment Date for the forty-eighth (48th) Payment, (iii) two percent (2.0%) of the total principal amount prepaid if such prepayment occurs on or after Payment Date for the forty-eight (48th) Payment but prior to the Payment Date for the sixtieth (60th), (iv) one percent (1%) of the total principal amount prepaid if such prepayment occurs on or after the Payment Date for the sixtieth (60th) Payment Due Date (the “Prepayment Fee”).

4. USE, MAINTENANCE, LOCATION AND INSPECTION. Borrower shall: (i) use, operate, protect and maintain the Collateral (a) in good operating order, repair, condition and appearance, in the same condition as when received, ordinary wear and tear excepted, (b) consistent with prudent industry practice (but in no event less than the extent to which Borrower maintains other similar equipment in the prudent management of its assets and properties), (c) in compliance with all applicable insurance policies, laws, ordinances, rules, regulations and manufacturer’s recommended maintenance and repair procedures, and (d) solely for business purposes (and not for any consumer, personal, home, or family purpose); (ii) maintain comprehensive books and records regarding the use, operation, maintenance and repair of the Collateral; and (iii) not abandon the Collateral or use or allow it to be used for any unlawful purpose. The Collateral shall not be moved from the location identified in the Term Note without prior written consent from Lender and, in any event, can only be used within the continental United States. In the event the Collateral is specifically designed to be moved on a regular basis, including for purposes of illustration and not of limitation, laptop computers, motor vehicles, trailers, or any other similar equipment (“Mobile Equipment”), Borrower may move such Mobile Equipment so long as: (A) if the Mobile Equipment is subject to certificate of title laws, Borrower shall not permit such Mobile Equipment to be located in a state other than the state in which such Mobile Equipment is then titled for any continuous period of time that would subject such Mobile Equipment to the certificate of title laws of such other state; (B) Borrower does not permit any Mobile Equipment to be located outside of the Continental United States; and (C) such Mobile Equipment will be based at, and will return at regular intervals to, the location specified in the Term Note or such other location as Lender has agreed to in advance in writing. Borrower represents, warrants, covenants, and agrees that: (x) Borrower is, and will continue through the period of effectiveness hereof, to be either the owner, the lessee or the sublessee of each and every facility in which any Collateral is located at any time, and (y) all of the Collateral is located in the jurisdiction specified in the applicable Term Note or otherwise agreed in writing by Lender; provided, however, that Mobile Equipment may at times be located in other facilities or jurisdictions so long as Borrower complies with its obligations under this Section 4. Borrower shall not discontinue use of any of the Collateral except for normal maintenance nor, through modifications, alterations or otherwise, impair the current or residual value, useful life, utility or originally intended function of any Collateral without Lender’s prior consent. Any replacement or substitution of parts, improvements, upgrades, or additions to the Collateral during the Term Note shall be part of the Collateral subject to Lender’s security interest and subject to the Term Note, except that if no Event of Default exists, Borrower may at its expense remove improvements or additions provided by Borrower that can be readily removed without impairing the value, function or remaining useful life of the Collateral. Lender shall have the right to enter any premises where the Collateral is located and inspect it (together with related books and records) at any reasonable time during normal hours upon prior advance written notice; provided, however, so long as no Event of Default has occurred and is continuing, Lender’s right to inspect shall be limited to once per calendar year. It is the intention of the parties hereto that the Collateral shall consist solely of personal property and that none of it shall constitute fixtures under the laws of the states where the Collateral is located. The parties acknowledge and agree that any Goods consisting of Collateral is and shall remain removable from, and not essential to, the premises where such Goods are located. Borrower covenants and agrees not to affix or install any such Goods to or in any real property in such a manner to cause them to be fixtures.

5. ASSIGNMENT; LEASE. BORROWER SHALL NOT ASSIGN ANY LOAN DOCUMENTS OR THE RIGHTS AND/OR OBLIGATIONS HEREUNDER OR THEREUNDER, NOR SHALL BORROWER LEASE OR LEND THE COLLATERAL OR SUBMIT IT TO BE USED BY ANYONE OTHER THAN BORROWER’S EMPLOYEES OR AGENTS WITHOUT THE PRIOR

WRITTEN CONSENT OF LENDER. Lender may, without notice to Borrower, sell, transfer, assign, grant a participation in, and/or grant a security interest in any Term Note (and this Master Agreement to the extent incorporated therein and any other Loan Documents to the extent related thereto) and moneys to become due to Lender thereunder and in the Collateral subject thereto. In such an event, all of Lender’s rights, powers and privileges contained in such Term Note so assigned (and in the related Loan Documents) shall inure to the benefit of and may be exercised by or on behalf of such purchaser, transferee, assignee or secured party of Lender (each a “Lender Assignee”), but the Lender Assignee shall not be liable for or be required to perform any of Lender’s obligations to Borrower. Any security interest granted by Borrower pursuant Section 2 of this Master Agreement or otherwise shall be assigned to Lender Assignee only to the extent of the Goods or other property described in the Term Note so assigned and in the Collateral described in subsections 2(b) and (c) to the extent such Collateral relates to such Goods or other property described in the Term Note. Lender may direct that all Payments due and to become due under a Term Note shall be paid directly to the Lender Assignee upon notice of such assignment to Borrower. The right of the Lender Assignee to the assigned Payments and performance of all Borrower’s obligations under an assigned Term Note and the right to exercise any and all of Lender’s rights thereunder shall not be subject to any defense, counterclaim or set-off which Borrower may have or assert against Lender, and Borrower hereby agrees that it will not assert any such defenses, set-offs, counterclaims and claims against the Lender Assignee

6. EVENTS OF DEFAULT. The term “Event of Default” shall mean any one or more of the following:

a. Borrower or any Guarantor shall fail to make any Payment (or any other payment) as it becomes due under any Loan Document and such failure is not cured within 10 days; or

b. Borrower breaches the covenant in the first sentence of Section 5; or

c. Borrower shall fail to perform or observe any of the covenants set forth in Section 11 hereof; or

d. Borrower or Guarantor shall fail to perform or observe any other covenant, condition or agreement to be performed or observed under any Loan Document, and such failure is not cured within 20 days after notice thereof by Lender to Borrower; or

e. Borrower or Guarantor shall enter into any transaction of merger or consolidation in which it is not the surviving entity or sell, transfer or otherwise dispose of all or substantially all of its assets (“Assets”) unless (i) the surviving entity or the entity acquiring such Assets executes such documentation and takes such other actions requested by Lender to protect Lender’s rights in the Collateral and otherwise under the Loan Documents, including the execution of an agreement pursuant to which the surviving entity assumes all the duties and obligations of Borrower or Guarantor, as applicable, hereunder and under each other Loan Document, and (ii) such merger, consolidation, sale or transfer (and the resulting obligor(s) under this Master Agreement and each Term Note and Guaranty shall have been approved in writing by Lender, at Lender’s sole discretion; or

f. (i) Borrower or any Guarantor shall commence any action (A) for relief under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking or voluntarily allowing appointment of a receiver, custodian or other similar official for it or the Assets or making a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower any action (A) of a nature referred to in clause (i) which (I) results in the entry of an order for relief or any such other relief and (II) remains undismissed or undischarged for a period of 30 days, or (B) seeking attachment, execution or similar process against the Assets which results in the entry of an order for any such relief which shall not be vacated or discharged within 30 days from the entry thereof; or (iii) Borrower or any Guarantor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

g. Borrower or any Guarantor shall die or (if an entity) liquidate or dissolve itself or be liquidated or terminated; or

h. Any representation or warranty made by Borrower or Guarantor in any Loan Document or in any writing otherwise furnished to Lender in connection with any Loan Document shall prove at any time to have been untrue or misleading in any material respect when made or deemed made; or

i. Borrower or any Guarantor defaults with respect to any other indebtedness for borrowed money, lease, installment sale or guaranty obligation, or fails to comply with any financial covenant related thereto, in each case when any applicable grace period for such obligation has expired and the lender thereunder has accelerated such indebtedness and is proceeding with exercising remedies; or

j. if Borrower is a privately held entity, and Borrower enters into or suffers any transaction or series of transactions as a result of which Borrower is directly or indirectly controlled by persons or entities not directly or indirectly controlling Borrower as of the date of this Master Agreement; or if Borrower is a publicly held corporation, there shall be a change in the ownership of Borrower’s stock such that Borrower is no longer subject to the reporting requirements of, or no longer has a class of equity securities registered under, the Securities Act of 1933 or the Securities Exchange Act of 1934;

k. [reserved]

l. Borrower or any Guarantor shall fail to maintain in good standing any license necessary to conduct its business; or

m. there occurs a default or anticipatory repudiation in writing under any Loan Document; or

n. any software license, the license fees for which were financed or reimbursed through a Term Loan, is terminated; or

o. Borrower defaults under any real estate lease or mortgage relating to a location at which items of Collateral are located, but only if the applicable landlord or mortgagee has commenced exercise of its remedies; or

p. any Loan Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or any Guarantor, as applicable, or Borrower, any Guarantor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or

q. any security interest securing any obligations under any Loan Document shall, in whole or in part, fail, due to Lender’s gross negligence or willful misconduct, to be a first priority perfected security interest in the Collateral covered thereby.

7. REMEDIES. Upon the occurrence of any Event of Default, Lender may, but is not obligated to, declare any and all Term Notes and related Loan Documents to be in default and exercise any one or more of the following remedies: (a) declare all or any part of Borrower’s obligations immediately due and payable including the following (the “Termination Amount”): (i) the then outstanding principal balance due under the Term Notes elected by Lender; (ii) all accrued and unpaid interest thereunder; (iii) any breakage costs and prepayment premium set forth herein, in such Term Notes and/or other Loan Documents; (iv) any other amounts due under any other Loan Documents; and (v) all costs and expenses incurred by Lender in any repossession, transportation, recovery, storage, refurbishing, advertising, repair, sale, lease, or other disposition of the Collateral or Lender’s enforcement of its rights hereunder, including attorneys’ fees and any brokers’ or similar fees or any other fees, costs or expenses resulting from the Event of Default and all other amounts due hereunder, including indemnity payments, (b) charge Borrower interest on all monies more than thirty days past due at the lesser of one and one half percent (1.5%) per month or the maximum rate permitted by law from the date of default until paid in full, (c) require Borrower to deliver all Collateral at Borrower’s expense, at a place reasonably designated by Lender, (d) to the extent permitted by applicable laws, enter any premises where any Collateral may be located and repossess, disable or take possession thereof, including remove any physical obstructions for access to or removal of the Collateral from the place where the Collateral is located, in all cases without demand or notice, wherever same may be located, disconnecting and separating all such Collateral from any other property, with or without any court order or pre-taking hearing or other process of law, it being understood that facility of repossession in the event of default is a basis for the financial accommodation reflected by the Loan Documents, or (e) exercise any remedies available to Lender under the UCC and/or applicable law. Borrower hereby waives any and all damages occasioned by Lender’s exercise of any remedies except to the extent that such damage is caused by Lender’s gross negligence or willful misconduct. Lender may, at its option, use, ship, store or repair all Collateral so removed and may sell, lease or otherwise dispose of any such Collateral at a private or public sale. With respect to any exercise by Lender of its right to dispose of the Collateral, Lender shall have no obligation, subject only to any legal requirements of commercial reasonableness imposed by Article 9 of the UCC, to safeguard, clean or otherwise prepare the Collateral for disposition; Lender may comply with any state or federal law requirements that Lender deems to be applicable or prudent to follow in connection with any such disposition; and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any such disposition. Lender will give Borrower reasonable notice of a public sale or the time after which any private sale or any other intended disposition of the Collateral is to be made unless the Collateral threatens to decline speedily in value or is a type customarily sold in a recognized market. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the public sale or the time after which any other disposition is to be made.

In the event Lender disposes of the Collateral, Lender shall give Borrower credit for any sums received by Lender from the sale or lease of the Collateral after deduction of the expenses of sale or lease. The credit shall be made as and when received. Borrower shall also be liable for and shall pay to Lender (i) all expenses incurred by Lender in connection with the enforcement of any of Lender’s remedies, including all expenses of repossessing, storing, shipping, repairing and selling the Collateral, and (ii) Lender’s reasonable attorneys’ fees and expenses, including but not limited to, fees and expenses which arise in connection with (a) a bankruptcy proceeding of Borrower and/or any Guarantor and/or (b) pre and post-judgment collection activities, services and efforts. In the event Lender seeks to take possession of any or all of the Collateral by court process, Borrower further irrevocably waives to the fullest extent permitted by law any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession. Lender reserves a right of set-off in all deposits and/or other amounts which are held by Lender and in which Borrower has rights (collectively, “Deposits”) and Borrower authorizes Lender to charge or setoff all sums owing by Borrower to Lender against any and all such Deposits.

All remedies of Lender hereunder are cumulative, are in addition to any other remedies provided for by law, and may, to the extent permitted by law, be exercised concurrently or separately. The exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy. No failure on the part of Lender to exercise and no delay in exercising any right or remedy shall operate as a waiver thereof or modify the terms of any Loan Document. A waiver of default shall not be a waiver of any other or subsequent default. Lender’s recovery hereunder shall in no event exceed the maximum recovery permitted by law.

Notwithstanding the foregoing, in case of any event with respect to Borrower described in clause (f) or (g) of Section 6, the Termination Amount for all Loan Documents then outstanding shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower.

8. LAWS, REGULATIONS AND TAXES. Borrower shall comply with all laws, regulations and orders relating or pertaining to the Collateral and the Loan Documents. Borrower shall be responsible for, and shall pay as and when due, and shall indemnify and hold Lender, Lender’s affiliates, and its and their respective agents, employees, successors and assigns (the “Indemnitees”) harmless from and against all present and future taxes and other governmental charges, or any increases therein (including, without limitation, sales, use, financing and stamp taxes and license and registration fees) and amounts in lieu of such taxes and charges and any penalties or interest on any of the foregoing, imposed, levied upon, in connection with, or as a result of the purchase, ownership, delivery, financing, possession or use of the Collateral, or based upon or measured by the Payments or receipt with respect to the Loan Documents. In the event Borrower does not pay all sums specified above, each Indemnitee has the right, but not the obligation, to pay the same. If an Indemnitee shall so pay any of the aforementioned, then Borrower shall remit to such Indemnitee such amount with the next Payment plus each Indemnitee’s reasonable costs incurred in collecting and administering any taxes, assessments or fees. The obligations contained in this Section shall continue beyond the termination of any and all Loan Documents.

9. FURTHER ASSURANCES AND FINANCIAL STATEMENTS. Borrower hereby irrevocably authorizes Lender and appoints Lender as Borrower’s attorney-in-fact (which power shall be deemed coupled with an interest), with full power of substitution, to execute and/or file (on behalf of Borrower if necessary) such financing statements, continuations, assignments, amendments, certificates of title and/or other documents which Lender deems reasonably necessary to protect and continue Lender’s right, title and interest hereunder and with respect to the Collateral. Borrower further agrees to, upon demand of Lender and at Borrower’s sole cost and expense, do and perform any other act (including the execution, delivery, filing or recording of any and all further writings or records requested by Lender) that Lender determines to be reasonably necessary or desirable to protect Lender’s rights hereunder, including obtaining duly executed landlord’s or mortgagee’s waivers from any person or entity claiming an interest in any real property or improvements where any Collateral is located. Guarantor agrees to submit accountant prepared reviewed or audited consolidated financial statements within 120 days from the end of its fiscal year and internally prepared interim consolidated financial statements within 60 days from the end of each fiscal quarter and Guarantor represents and warrants to Lender that all financial statements furnished and to be furnished have been and will be prepared in accordance with generally accepted accounting principles, are an accurate reflection of Guarantor’s consolidated financial condition and that there has been no material adverse change in the financial condition of Guarantor since the dates of preparation and submission of the consolidated financial statements submitted to Lender. Notwithstanding the foregoing, if Guarantor ceases to be a guarantor of Borrower’s Indebtedness to Lender, or defaults in the performance of Guarantor’s obligations to Lender, Borrower shall provide such financial disclosure and/or tax returns as Lender may deem necessary. Borrower agrees to deliver to Lender at any time or times hereafter such information or documents, including, without limitation, certified resolutions, financial statements and legal opinions, as Lender may request.

10. LOSS OR DAMAGE. Borrower hereby assumes and shall bear the entire risk of loss (including theft and requisition of use) or destruction of or damage to the Collateral from any and every cause whatsoever, whether or not insured. No such loss or damage shall relieve Borrower from any obligation under any Loan Documents, which shall continue in full force and effect. In the event of damage to or loss or destruction of the Collateral (or any item thereof), Borrower shall promptly notify Lender in writing of such fact and shall, at the option of Lender; (a) place the same in good repair, condition and working order, or (b) replace the Collateral with like collateral in good repair, condition and working order, acceptable to Lender and grant Lender a first priority security interest in such replacement collateral, whereupon such replacement collateral shall be deemed the Collateral for purposes hereof, or (c) pay to Lender the Termination Amount applicable to the Term Note in which the Collateral is specified (or, at Lender’s sole option, a prorata portion thereof if less than all of the Collateral is destroyed), whereupon the principal balance of the Term Note(s) shall be reduced accordingly. All proceeds of insurance received by Lender as a result of such loss or damage shall, where applicable, be applied toward the replacement or repair of the Collateral or the payment of the obligations of Borrower hereunder.

11. INSURANCE. Until all Indebtedness has been paid and performed in full, Borrower shall obtain, maintain and keep the Collateral insured against all risks of loss or damage from every cause whatsoever, provided that in no event shall such insurance be less than the following: (a) commercial general liability insurance including products, completed operations and contractual liability coverage, with minimum limits of $1,000,000 each occurrence, and combined single limit body Injury and property damage, $3,000,000 in the aggregate, or in such other amounts as Lender may reasonably require, and (b) all risk physical damage insurance, including earthquake and flood, on each item of Collateral, for its replacement value and in no less than the then Termination Amount of the item of Collateral, all without deductible and without co-insurance. Lender, its successors and/or assigns, will be named as an additional insureds under all liability policies and will be named as the sole loss payee under a lender’s loss payable clause for physical damage insurance. Such policies shall be endorsed to provide that the coverage shall not be rescinded, impaired or invalidated by any act or neglect of Borrower. Borrower agrees to waive Borrower’s right and its insurance carrier’s rights of subrogation against Lender for any and all loss or damage. In addition, Borrower shall procure and maintain such other insurance coverages as Lender may require from time to time until all Indebtedness has been paid and performed in full. Borrower shall pay all premiums for such insurance and upon request shall deliver to Lender the original policy or policies of insurance, certificates of insurance (Acord 23 or Acord 27, as applicable), or other evidence satisfactory to Lender evidencing the insurance required thereby, along with proof, satisfactory to Lender, of the payment of the premiums for such insurance policies. All insurance shall provide for at least thirty (30) days advance written notice to Lender before any expiration, cancellation or material modification thereof. The proceeds of all physical damage insurance policies required hereunder shall be paid directly to Lender and the proceeds of all liability insurance policies required hereunder shall be paid directly to the related additional insured. Borrower hereby irrevocably appoints Lender as Borrower’s attorney-in-fact (which power shall be deemed coupled with an interest), with full power of substitution, to make claim for, receive payment of, and execute and endorse all documents, checks or drafts received in payment for loss or damage under any such insurance policy. Unless Borrower is in default, Borrower may with the prior written approval of Lender, settle and adjust all such claims. If Borrower shall fail to procure, maintain, and pay for any such insurance, Lender shall have the right, but not the obligation, to obtain such insurance on behalf of and at the expense of Borrower. In the event Lender does obtain such insurance, Borrower agrees to pay all costs thereof with the next Payment or as specified by Lender.

12. BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower hereby represents, warrants and covenants to Lender the following as of the date hereof, as of the date of each other Loan Document, including, without limitation each Term Note, as the date of each advance made by Lender under any Loan Document, and continuing until all obligations of Borrower to Lender have been paid and performed in full: (a) Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with adequate power and capacity to enter into all documents related to the purchase of the Collateral, the Loan Documents, and any other documents required to be delivered in connection with any Loan Documents or the Collateral (hereinafter collectively referred to as the “Transaction Documents”) and Borrower is and shall remain duly qualified and licensed to do business wherever necessary to carry on its present business, including all jurisdictions where the Collateral is to be located; (b) the Transaction Documents have been duly authorized, executed and delivered by Borrower and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws; (c) no approval, consent or withholding of objections is required from any federal, state or local governmental authority or instrumentality with respect to the entry into or performance by Borrower of the Transaction Documents, except such as have already been obtained; (d) the entry into and performance by Borrower of the Transaction Documents do not and will not (i) violate any judgment, order, law or regulation applicable to Borrower or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any item of Collateral pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Borrower is a party other than (A) liens in favor of Lender or (B) until the applicable advance by Lender to the supplier of the Goods or other property referenced in the applicable Term Note, any purchase money security interest retained by the applicable supplier; (e) upon the advance by Lender, Borrower shall be the sole owner of the Goods or other property described on the Term Note applicable to such advance (and all other Collateral related thereto), the liens granted to Lender pursuant to the Loan Documents are (and, with respect to subsequently acquired Collateral, will be) superior and prior to the rights of all third persons or entities; (f) there are no suits or proceedings pending or, to Borrower’s knowledge, threatened in court or before any regulatory commission, board or other administrative governmental agency against or affecting Borrower, which will have a material adverse effect on the ability of Borrower to fulfill its obligations under the Loan Documents; (g) the Collateral, proceeds of the Term Loan, and all other performance or usage under the Loan Documents will be in compliance with Sanctions; (h) the funds used to make payments under the Loan Documents are not and will not be derived from or related to any activity with a Sanctioned Person or a Sanctioned Country, or in violation of Anti-Money Laundering Laws; (i) neither Borrower, nor any of its subsidiaries, direct and indirect owners, employees, affiliates or agents is a Sanctioned Person, a shell bank, or an offshore bank; (j) neither Borrower nor any Guarantor maintains an account with, or otherwise uses, a shell bank or offshore bank; (k) neither Borrower nor any Guarantor is a person or entity resident in, or whose funds are transferred from or through, or has operations in, a jurisdiction identified as non-cooperative by the Financial Action Task Force or sanctioned by the Office of Foreign Assets Control (OFAC); (l) the consolidated balance sheet and consolidated statement of operations of Guarantor heretofore delivered to Lender have been prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial position of Guarantor on and as of the date thereof and the results of its operations for the period or periods covered thereby; and (m) since the date of such balance sheet and statement of operations there has been no material adverse change in the financial or operating condition of Guarantor. As used herein (1) “Anti-Money Laundering Laws” means any laws, rules, regulations applicable from time to time to Lender and/or Borrower relating to money laundering or terrorist financing, (2) “Sanctions” means any economic or financial sanctions, trade embargoes or similar measures imposed, administered or enforced from time to time by the respective governmental institutions and agencies of any Sanctions Authorities, (3) “Sanctions Authorities” means (a) the United States of America, including the Office of Foreign Assets Control (OFAC) of the U.S. Department of the Treasury or the U.S. Department of State; (b) the United Nations Security Council; (c) the European Union or any present or future member state thereof, or (d) Her Majesty’s Treasury of the United Kingdom, (4) “Sanctioned Person” means any person or entity, including government owned entity who is a designated target or subject of Sanctions, including as a result of being (a) included on a list maintained by any of the Sanctions Authorities; (b) 50% of more owned or controlled, directly or indirectly, by one or more persons or entities that are a designated target of any Sanctions, or (c) either organized, operating, or located within, or a citizen or resident of, any country or territory subject to Sanction, and (5). “Sanctioned Country” means a country that is comprehensively sanctioned by Sanctions Authorities.

13. INDEMNITY. Borrower agrees to indemnify and hold harmless each Indemnitee, on a net after-tax basis, (and, if requested by such Indemnitee, defend) from and against any liability, damage, loss, cost, investigation, suit, proceeding or claim of any nature (including fines, forfeitures, penalties, settlements and attorneys’ fees at trial and on appeal) arising out of, connected with, or resulting from any Loan Document, any use of proceeds of any advances made by Lender hereunder or thereunder, or the selection, purchase, delivery, acceptance, rejection, use, operation, ownership, return or disposition of the Collateral whether in contract or tort; provided, that such indemnity shall not be available to the extent any of the foregoing results from the gross negligence or willful misconduct of such Indemnitee. Borrower agrees that the above indemnity shall apply to each and every Lender Assignee and shall also, with respect to such Lender Assignees, extend such indemnification to any claims arising out the Loan Documents so assigned, the manufacture of the Collateral, any defects in the Collateral, maintenance and repair of the Collateral or any trademark, patent or copyright infringement. No Indemnitee or Lender Assignee shall have any liability for any special, indirect, consequential or punitive damages relating to any Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the date hereof).

14. INTEREST LIMITATION. Notwithstanding any other provision in any Loan Document, nothing herein shall authorize or permit the exaction or payment of interest by Borrower where the same would be prohibited by any applicable law or would violate the applicable usury law. In any such event, the applicable Loan Documents shall automatically be deemed amended to permit interest charges at an amount equal to, but not greater than, the maximum permitted by law.

15. DISCLAIMER OF WARRANTIES. LENDER IS NOT THE MANUFACTURER OR SUPPLIER OF THE COLLATERAL AND THERE IS NO AGENCY RELATIONSHIP BETWEEN LENDER AND ANY MANUFACTURER OR SUPPLIER. NO MANUFACTURER OR SUPPLIER HAS ANY AUTHORITY WHATSOEVER TO MAKE ANY REPRESENTATION OR STATEMENT THAT IS BINDING UPON LENDER. LENDER MAKES NO (AND HEREBY EXPRESSLY DISCLAIMS ANY AND ALL) EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WHATSOEVER REGARDING THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, CONDITION, CAPACITY, DURABILITY, QUALITY OF MATERIALS OR WORKMANSHIP, PATENT, TRADEMARK, COPYRIGHT OR OTHER INFRINGEMENTS, CONFORMITY TO ANY DESCRIPTION OR SPECIFICATIONS PROVIDED TO BORROWER OR ANY GUARANTOR, OR THE TAX OR ACCOUNTING TREATMENT OF ANY LOAN DOCUMENT, AND HEREBY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS AND WARRANTIES. LENDER IS NOT RESPONSIBLE FOR ANY REPAIRS OR SERVICE TO THE COLLATERAL, DEFECTS THEREIN OR FAILURES IN THE OPERATION THEREOF. Borrower represents that it has made the selection of each item of Collateral based on its own judgment and that it has reviewed the agreement for the purchase of the Collateral from the supplier thereof. Borrower shall be solely responsible for delivery and installation of the Collateral at Borrower’s expense at the location specified in the applicable Term Note. If the Collateral is not delivered, is not properly installed, does not operate as expected, becomes obsolete, or is unsatisfactory for any reason whatsoever, Borrower shall make all claims on account thereof solely against the manufacturer or supplier and not against Lender, and Borrower shall nevertheless pay all Payments and other sums payable under the Loan Documents. Borrower hereby acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of this Master Agreement and each other Loan Document; (ii) Lender has no fiduciary or advisory relationship with or duty to Borrower arising out of or in connection with any Loan Document, and the relationship between Borrower, on the one hand, and Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (iii) no joint venture is created hereby or by any other Loan Document or otherwise exists by virtue of the transactions contemplated hereby and thereby between Lender and Borrower.

16. PERSONAL INFORMATION. Borrower authorizes Lender, until such time as all amounts that Borrower owes under any Loan Documents have been paid, to obtain and share information, from time to time, from and with, credit reporting agencies, credit bureaus, any party mentioned in credit reports, and any other person, corporation, firm or enterprise with whom Borrower has or proposes to have a financial relationship, or any other person providing, or requesting, a reference for Borrower, any renewals or future extensions of credit, and for review or collection of any resulting account. Borrower’s consent to such collection, use retention and disclosure of information for as long as it is needed for these purposes, and this authorization and consent is Borrower’s authorization to other parties to share this information with Lender for these purposes. In addition, Borrower confirms that each Loan Document is submitted in connection with financing solely for business and commercial purposes and not for personal, family or household purposes.

17. NOTICE. Written notices to be given hereunder shall be deemed to have been given when delivered personally, on the next business day after being deposited with a nationally recognized overnight courier service or on the third business day after being deposited in the United States mails, postage prepaid, addressed to such party at its address set forth above or at such other address as such party may have subsequently provided in writing. Borrower agrees that all communications concerning disputed debts, including an instrument tendered as full satisfaction of a debt or as “payment in full” or containing any restrictive endorsement are to be sent to Lender’s address set forth above, attention General Counsel, or at such other address as Lender may have subsequently provided in writing.

18. CHOICE OF LAW. The Loan Documents shall be deemed to have been made in Massachusetts and, except for any local filing requirements, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to laws relating to conflict of law or choice of law. Borrower hereby consents to and agrees that personal jurisdiction over Borrower and subject matter jurisdiction over the Collateral shall be with the courts of the Commonwealth of Massachusetts or the Federal District Court for the Eastern District of Massachusetts sitting in Suffolk County, Massachusetts, solely at Lender’s option, with respect to any provision of any Loan Document. Borrower agrees that service of process in any action or proceeding may be duly effected upon Borrower by mailing such process via certified mail, return receipt requested. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT IN CONNECTION WITH ANY LOAN DOCUMENT.

19. ENTIRE AGREEMENT; AMENDMENTS; NON-WAIVER; SEVERABILITY. The Loan Documents contain the entire agreement and understanding between Borrower and Lender relating to the subject matter hereof. No amendments or waivers or other agreements or understandings shall be binding on the parties hereto unless set forth in writing and signed by the parties. No waiver by Lender of any breach or default shall constitute a waiver of any additional or subsequent breach or default by Borrower nor shall it be a waiver of any of Lender’s rights. Any provision of any Loan Document which for any reason may be held unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions of such Loan Document, and any such unenforceability in any jurisdiction shall not render unenforceable such provision in any other jurisdiction. Nothing in any Loan Document, expressed or implied, shall be construed to confer upon any person or entity (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of such Loan Document.

20. NOTIFICATION. Lender hereby notifies Borrower that pursuant to the requirements of federal law, Lender is required to obtain, verify and record information that identifies Borrower and Guarantor[s], which information includes the name and address of Borrower and Guarantor[s] and other information that will allow Lender to identify Borrower and Guarantor[s] in accordance with said laws.

21. INCREASED COSTS ETC. Borrower shall reimburse or compensate Lender, upon demand, for all costs incurred, losses suffered or payments made by Lender which are applied or reasonably allocated by Lender to the transactions contemplated herein (all as determined by Lender in its reasonable discretion) by reason of any and all future reserve, deposit, capital adequacy or similar requirements against (or against any class of or change in or in the amount of) assets, liabilities or commitments of, or extensions of credit by, Lender or the adoption of or any change in any requirement of law or in the interpretation or application thereof after the date hereof; and compliance by Lender with any directive, or requirements from any regulatory authority, whether or not having the force of law (including any tax or increased tax of any kind whatsoever with respect to any Loan Document or any change in the basis or rate of taxation of payments to Lender in respect thereof); provided that notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, all interpretations and applications thereof and any compliance by Lender with any request or directive relating thereto and (ii) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, and any compliance by Lender with any request or directive by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities shall, in each case, be deemed to be a change in a requirement of law, regardless of the date enacted, adopted or issued.

22. MISCELLANEOUS. All obligations of Borrower, if more than one, shall be joint and several, and each of such Borrower hereby waives any defenses which such Borrower may have to the enforcement of his/her/its respective joint and several obligations under the Loan Documents which may be based on suretyship principles or the impairment of any collateral security. All Section headings are inserted for reference purposes only and shall not affect the interpretation or meaning of any Loan Document. Borrower agrees to execute or obtain and deliver to Lender at Lender’s request such additional documents as Lender may reasonably deem necessary to protect Lender’s interest in the Collateral, and any Loan Documents.

Lender may in its sole discretion, accept a photocopy, electronically transmitted or other reproduction of any Loan Document (the “Counterpart”) as the binding and effective record of such Loan Document whether or not an ink signed copy thereof is also received by Lender from Borrower, provided, however, that if Lender accepts a Counterpart as the binding record hereof or thereof, Borrower represents to Lender that the signature that appears on the Counterpart that is transmitted by or on behalf of Borrower to Lender in any manner described above is intended by Borrower to authenticate the Counterpart notwithstanding that such signature is electronic or a reproduction and Borrower further agrees that a Counterpart of any Loan Document shall, when acknowledged in writing by Lender, constitute an original document for the purposes of establishing the provisions hereof and thereof and shall be legally admissible under the best evidence rule and binding on and enforceable against Borrower. If Lender accepts a Counterpart of a Term Note as the binding and effective record thereof, only the Counterpart acknowledged in writing by Lender may be marked “Original” and to the extent that such Term Note constitutes chattel paper, perfection of a security interest by possession may only be accomplished by possession of the Counterpart identified by Lender as the “Original.”

IN WITNESS WHEREOF, the parties hereto have caused this Master Agreement to be duly executed by their authorized representatives as of the date first above written.

BORROWER: UNION ELECTRIC STEEL CORPORATION BY: /s/ Michael G. McAuley PRINT NAME: Michael G. McAuley TITLE: Vice President and Treasurer

LENDER: CLARUS CAPITAL FUNDING I, LLC BY: /s/ Carol A. Larkin PRINT NAME: Carol A. Larkin TITLE: Managing Director, OPS

Addendum to Master Loan and Security Agreement (Progress Payments)

This Addendum is supplemental to and made a part of the Master Loan Agreement and Security Agreement dated September 29, 2022 (the “Master Loan Agreement”) by and between Union Electric Steel Corporation (“Borrower”) and Clarus Capital Funding I, LLC (“Lender”). Capitalized terms used in this Addendum without definition shall have the meanings set forth in the Master Loan Agreement, unless the context hereof otherwise specifically requires. This Addendum is to be construed as supplemental to, and part of, the Master Loan Agreement. In the event of any inconsistency between the Master Loan Agreement and this Addendum, the terms and provisions of this Addendum shall prevail. Notwithstanding the terms and conditions contained in the Master Loan Agreement, and to the limited extent hereof, the parties agree as follows:

1. From time to time, Borrower and Lender anticipate entering into one or more Term Notes for acquisition financing by Borrower of certain items of Collateral with respect to which Borrower may need to fund the applicable supplier(s) for all or a portion of the purchase price of such Collateral prior to all of the Collateral being delivered to and accepted by Borrower for purposes of a Term Note. By execution of a Progress Payment Authorization in the form attached hereto (each a “Payment Authorization”), Borrower shall be deemed to have irrevocably authorized Lender to advance the specified amount(s) to the specified supplier(s), Borrower and/or other entities with respect to items of Collateral (each, a “Progress Payment”) notwithstanding that Borrower may not have received delivery of, and accepted, all or any portion of the applicable Collateral. Provided no Event of Default has occurred, the terms of Lender’s approval have not expired and are otherwise satisfied, as determined by Lender, and Lender has received such invoicing, purchase support, acceptance documentation and/or other items as Lender may at its sole discretion require, Lender agrees to advance the Progress Payment(s) on behalf of (or to) Borrower and subject to the terms hereof. If Borrower has entered into a purchase order, purchase agreement and/or other documents relating to the acquisition of the Collateral with a supplier (collectively, the “Purchase Agreement”), Borrower shall provide Lender with a true, correct and complete copy of each such Purchase Agreement. As collateral for the Indebtedness, Borrower hereby grants to Lender a first priority security interest in and to all of Borrower’s rights, title and interests in all now or hereafter arising Collateral and all Purchase Agreements, but none of Borrower’s obligations thereunder, and all proceeds of the foregoing and Lender shall have all rights and remedies with respect to such Collateral and Purchase Agreements as described in the Master Loan Agreement with respect to “Collateral.”

2. In consideration of Lender advancing each Progress Payment, Borrower will pay to Lender a daily interest accrual (“Progress Interest”) from the later of: (i) the Payment Authorization Date, as specified in the applicable Payment Authorization for each Progress Payment, or (ii) the date Lender initiates and completes wire and/or ACH transfer of the applicable Progress Payment, up to, but not including, the Expiration Date, as defined herein. Daily Progress Interest will be calculated by Lender based upon an Interest Rate of eight percent (8.0%) per annum. Progress Interest with respect to each Progress Payment will be billed monthly, and is due and payable by Borrower to Lender within ten (10) days of Borrower’s receipt of each invoice for the same. All Progress Interest, late fees and amounts accrued but unpaid with respect to a Progress Payment shall be due and payable as of the related Expiration Date.

3. Notwithstanding any provision contained herein or in the Master Loan Agreement to the contrary, Lender will not be required to fund a Progress Payment to the extent that the then Balance Outstanding, as defined herein, would exceed $20,000,000.00 (the “Progress Payment Limit”) or the aggregate of all Progress Payments funded hereunder would exceed $20,000,000.00 (the “Facility Limit”). For the purposes hereof, “Balance Outstanding” shall refer to the aggregate of all Progress Payments advanced by Lender to the extent that: (a) the related Collateral is not then subject to a Term Note for which the Term Note Start Date has occurred, as determined by Lender; and/or (b) Borrower has not otherwise repaid such Progress Payment to Lender in full.

4. For the purposes hereof, “Expiration Date” shall mean with respect to any Progress Payment the earliest to occur of: (a) Lender’s determination that all conditions for the Term Note have been satisfied, as evidenced by a written acceptance of a Term Note (and the Term Note Start Date of such Term Note has occurred) which includes the applicable Collateral paid for by the Progress Payment; (b) the date which is specified in the applicable Progress Payment Authorization; or (c) Lender’s demand for Reimbursement, as defined herein, following the occurrence of (i) an Event of Default, (ii) casualty occurrence with respect to the applicable Collateral or (iii) expiration or earlier termination of any written approval by Lender with respect to such Progress Payment, or the occurrence of a material adverse change in the financial condition, operations or ownership of Borrower or any Guarantor, as reasonably determined by Lender and such material adverse change causes a downgrade of such Borrower’s or Guarantor’s risk rating under Lender’s credit risk rating system.

5. To the extent that the conditions set forth in Section 4(a) above have been satisfied, as determined by Lender, as of the applicable Expiration Date, Borrower’s obligations under this Addendum with respect to the Progress Payment(s) related to the Collateral covered by the Term Note will be deemed amended, restated, transferred and included with the Borrower’s payment and performance obligations under the applicable Term Note. If as of the Expiration Date, the conditions set forth in Section 4(a) above have not been satisfied, as determined by Lender, Lender may, at its sole discretion, elect one or any combination of the following three alternatives: (a) Lender may commence a Term Note (using the Expiration Date as the Term Note Start Date) based on the portion of the Collateral which has been delivered to and accepted by Borrower in writing; (b) Lender may, at its sole and absolute discretion, establish a new Expiration Date; or (c) Lender may require Borrower pay to Lender an amount equal to: (i) all or any portion of the Balance Outstanding, plus a charge equal to five percent (5%) of the portion of the Balance Outstanding demanded by Lender (the “Reimbursement Fee”), plus (ii) all Progress Interest, taxes, late fees, and other charges which are due and owing under the terms of this Addendum and the Master Loan Agreement (collectively, the “Reimbursement”). To the extent that Lender elects Reimbursement, THIS ADDENDUM SHALL CONSTITUTE A DEMAND NOTE AND THE PROGRESS PAYMENT(S) SHALL BE REPAID TO LESSOR UPON DEMAND AND/OR AS OTHERWISE PROVIDED HEREIN, and Borrower hereby unconditionally agrees to pay said Reimbursement to Lender in full within ten (10) days of said election. Provided no Event of Default has occurred and remains uncured, upon receipt of such Reimbursement in full, to the extent such Reimbursement includes repayment of a Progress Payment, Lender shall deem Borrower’s obligations hereunder with respect to such Progress Payment(s) canceled and Lender shall release Lender’s lien upon and interest in and to the related Collateral. The failure to pay such Reimbursement or any other amount hereunder when due shall constitute an Event of Default under the Master Loan Agreement and all Term Notes and Lender shall be entitled to exercise any and all rights and remedies set forth in the Master Loan Agreement and/or Term Notes. Borrower hereby acknowledges and agrees that the Reimbursement Fee represents an amount fairly estimated by Lender to compensate Lender for the significant underwriting, due diligence and set-up costs relating to the Progress Payments being repaid hereunder that would be recovered by Lender only if the term of a Term Note related thereto is commenced and fully performed by Borrower.

6. If the Collateral, or any portion thereof, is not manufactured and delivered as required by the Purchase Agreements or is not properly installed, does not operate as represented or warranted by supplier, or is unsatisfactory for any reason, Borrower shall make all claims pertaining thereto solely against supplier and shall, nevertheless, pay Lender all amounts due under this Addendum and the Master Loan Agreement. Lender shall have no liability to Borrower or any third party for any direct, indirect, special or consequential damages arising out of this Addendum, the Master Loan Agreement or the Collateral. Upon the occurrence of an Event of Default, Lender may require Borrower to pay the Reimbursement, in addition to any and all rights and remedies of Lender under the Master Loan Agreement and/or at law.

7. For the avoidance of doubt, notwithstanding that prior to the applicable Expiration Date, the Collateral may not be designated as subject to a specific Term Note, all terms and conditions of the Master Loan Agreement shall apply with respect to all Progress Payments, Progress Interest and all items of Collateral funded with Progress Payments, including without limitation, use of the Collateral, risk of loss, insurance, assignment, indemnification, Events of Default, remedies, taxes, late fees and late interest, and the noncancellable, absolute and unconditional nature of Borrower’s obligations hereunder. The occurrence of an Event of Default with respect to Borrower’s obligations under this Addendum shall constitute an Event of Default for all purposes of the Master Loan Agreement and all Term Notes. Borrower shall provide Lender with such updated financial information and/or reports with respect to the delivery and installation of the Collateral as Lender may request from time to time. Borrower has no interest in or right to any Progress Payment made by Lender, and if any Progress Payment moneys are returned or refunded to Borrower by a supplier, Borrower agrees to hold such moneys in trust for Lender and to immediately forward such moneys to Lender.

IN WITNESS WHEREOF the parties hereto, by their authorized signatories, have executed this Addendum at the date set forth below their respective signatures.

Lender: Clarus Capital Funding I, LLC		Borrower: Union Electric Steel Corporation
By:	/s/ Carol A. Larkin	By:	/s/ Michael G. McAuley

Print Name:	Carol A. Larkin	Print Name:	Michael G. McAuley

Title:	Managing Director	Title:	Vice President and Treasurer

Date:	9/29/2022	Date:	9/29/2022

Progress Payment Authorization No. ___

Date: __________________________

Pursuant to the Progress Payment Addendum to that certain Master Loan Agreement and Security Agreement dated September 29, 2022 (“Master Loan Agreement”), by and between UNION ELECTRIC STEEL CORPORATION (“Borrower”) and Clarus Capital Funding I, LLC (“Lender”), Borrower irrevocably authorizes and directs Lender to fund the supplier(s), Borrower or other entity the amounts as set forth below. Borrower also confirms that billing of Progress Interest with respect to the amount of the Progress Payment(s) in accordance with the Progress Payment Addendum is appropriate. If funding is to Borrower, Borrower represents and warrants that Borrower has previously caused such a corresponding amount to be paid to the applicable supplier or vendor.

Supplier or Entity Name	Invoice No.	Progress Payment Amount
UNION ELECTRIC STEEL CORPORATION		$

Total Progress Payments: $________________

Payment Authorization Date: _______________

Interest Rate: eight percent (8%) per annum

Expiration Date: December 29, 2023

Borrower: UNION ELECTRIC STEEL CORPORATION

By: ____________________________________________

Print Name: _____________________________________

Title: ___________________________________________

Progress Payment – Lender Acceptance of Term Note

Date: _____________________, 202__

Pursuant to the Progress Payment Addendum to that certain Master Loan Agreement and Security Agreement dated September 29, 2022 (“Master Loan Agreement”), by and between UNION ELECTRIC STEEL CORPORATION (“Borrower”) and Clarus Capital Funding I, LLC (“Lender”), Lender hereby confirms that: (i) Lender has accepted that certain Term Note dated _________, 202_ in the Original Principal Amount of $_________ (the “Term Note”) and; (ii) Borrower’s obligations with respect to Progress Payment Authorization No(s). ____ and ___ under the Progress Payment Addendum have been amended and restated as obligations under the Term Note.

Lender: Clarus Capital Funding I, LLC

By: _____________________________________________

Print Name: ______________________________________

Title: ____________________________________________